Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-285008 on Form S-3 and Registration Statement Nos. 333-204699, 333-218562, 333-234682 and 333-287155 on Form S-8 of our reports dated February 12, 2026, relating to the financial statements of DexCom, Inc. and the effectiveness of DexCom, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Diego, California
February 12, 2026